SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         November 7, 1997
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                             Diamond Equities, Inc.
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               (Exact Name of Registrant as Specified in Charter)


          Nevada                         0-24138                  88-0232816
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(State or Other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                 File Number)          Identification No.)


2010 E. University Drive, Ste. 3, Tempe Arizona                     85281
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   (Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code    (602) 921-2760
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                         United Payphone Services, Inc.
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          (Former Name or Former Address, if Changed Since Last Report)

         Item 1. Change in Control.

         In the Form 10-KSB filed by the Company on October 9, 1997, under Item 11, "Security Ownership of Certain Beneficial Owners and Management", Michael G. Swan was named as a beneficial owner of 487,198 shares of common stock of the Company (or 10.4% of the outstanding common shares).

         As of November 7, 1997, 237,198 of such shares were transferred to three (3) entities of which Mr. Swan is not a control person. The balance of the shares were represented by stock options previously granted by the Company to Mr. Swan but which were cancelled as of November 11, 1997 by the Company with the agreement of Mr. Swan. As a result, Michael G. Swan is no longer a control shareholder of the Company.

         In addition, the Company's 10-KSB, under Item 11, Footnote (5), there was a description of certain preferred stock designated Series A with a 6% annual dividend, held by Dingaan Holdings S.A. a Bahamian Corporation. Pursuant to a resolution of the Board of Directors dated November 10, 1997 and an agreement of the parties, 727 shares, constituting all of the shares outstanding of the Series A Preferred Stock held by Dingaan Holdings, S.A. was exchanged for 18,000 shares of Series B Preferred Stock which carries no dividend. If all such shares were converted, Dingaan Holdings, S.A., would hold a total of 18,992,065 or 83.7% of the then outstanding common stock of the Company.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           DIAMOND EQUITIES, INC.


Date:  November 18, 1997                   By: /s/ David D. Westfere
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                                               David D. Westfere, President